MESH Consololidated Summary Income Statement for Current and YTD vs. Budget


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

                                    MESC USD
                           Period: Dec-01 currency USD
                          Submitted: 28-AUG-02 09:22:39
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                         --------------Current Period----------             -------------Year to Date-------------            Annual
                             Actual     Budget        Variance   Variance %     Actual       Budget     Variance   Variance % Budget
------------------------------------------------------------------------------------------------------------------------------------
Demand Charges             987,746.00     0.00        987,746.00     n/m    18,697,053.00     0.00    18,697,053.00     n/m    0.00
Processing Charges       1,796,069.00     0.00      1,796,069.00     n/m    40,716,008.00     0.00    40,716,008.00     n/m    0.00
Biomass Credit                   0.00     0.00              0.00     n/m    (1,515,010.00)    0.00     1,515,010.00     n/m    0.00
Grid Power Sales                 0.00     0.00              0.00     n/m         3,728.00     0.00         3,728.00     n/m    0.00
Compressed Air              34,354.00     0.00         34,354.00     n/m       521,595.00     0.00       521,595.00     n/m    0.00
Ash Disposal Revenue        61,577.00     0.00         61,577.00     n/m       678,811.00     0.00       678,811.00     n/m    0.00
Misc Revenue                     0.00     0.00              0.00     n/m             0.00     0.00             0.00     n/m    0.00

Total Revenues           2,879,746.00     0.00      2,879,746.00     n/m    59,102,186.00     0.00    59,102,186.00     n/m    0.00

Purchased Coal             349,003.00     0.00       (349,003.00)    n/m     6,366,355.00     0.00    (6,366,355.00)    n/m    0.00
Purchased Gas              607,945.00     0.00       (607,945.00)    n/m    21,468,219.00     0.00   (21,468,219.00)    n/m    0.00
Compressed Air                   0.00     0.00              0.00     n/m             0.00     0.00             0.00     n/m    0.00
Hauling Ash                 66,444.00     0.00        (66,444.00)    n/m       712,865.00     0.00      (712,865.00)    n/m    0.00

Total Fuel Expenses      1,023,392.00     0.00     (1,023,392.00)    n/m    28,547,440.00     0.00   (28,547,440.00)    n/m    0.00

Salaries & Wages           511,465.00     0.00       (511,465.00)    n/m     4,194,662.00     0.00    (4,194,662.00)    n/m    0.00
Maintenance              1,080,447.00     0.00     (1,080,447.00)    n/m     3,882,803.00     0.00    (3,882,803.00)    n/m    0.00
Major Maintenance              650.00     0.00           (650.00)    n/m        10,270.00     0.00       (10,270.00)    n/m    0.00
  Insurance                 34,104.00     0.00        (34,104.00)    n/m       552,269.00     0.00      (552,269.00)    n/m    0.00
Training                        30.00     0.00            (30.00)    n/m        32,771.00     0.00       (32,771.00)    n/m    0.00
  Operations               248,208.00     0.00       (248,208.00)    n/m     2,454,684.00     0.00    (2,454,684.00)    n/m    0.00
G&A                      4,938,129.00     0.00     (4,938,129.00)    n/m    10,101,690.00     0.00   (10,101,690.00)    n/m    0.00
Taxes Other than Income    539,236.00     0.00       (539,236.00)    n/m     1,118,501.00     0.00    (1,118,501.00)    n/m    0.00
Shared Services             16,548.00     0.00        (16,548.00)    n/m       189,175.00     0.00      (189,175.00)    n/m    0.00
Water & Effluent             9,376.00     0.00         (9,376.00)    n/m        66,473.00     0.00       (66,473.00)    n/m    0.00
Information Systems          1,065.00     0.00         (1,065.00)    n/m        34,801.00     0.00       (34,801.00)    n/m    0.00

Total O&M Expenses       7,379,258.00     0.00     (7,379,258.00)    n/m    22,638,100.00     0.00   (22,638,100.00)    n/m    0.00


EBITDA                  (5,522,904.00)    0.00     (5,522,904.00)    n/m     7,916,646.00     0.00     7,916,646.00     n/m    0.00


Depreciation             1,229,298.00     0.00     (1,229,298.00)    n/m    13,495,316.00     0.00   (13,495,316.00)    n/m    0.00
  Interest Income -
    Temp Investments      (582,086.00)    0.00        582,086.00     n/m    (1,065,926.00)    0.00     1,065,926.00     n/m    0.00
Amortization               179,688.00     0.00       (179,688.00)    n/m     2,200,046.00     0.00    (2,200,046.00)    n/m    0.00
Gain on Sale of Assets   1,582,032.00     0.00     (1,582,032.00)    n/m     1,582,032.00     0.00    (1,582,032.00)    n/m    0.00

Income (Loss) Before Tax(7,931,836.00)    0.00     (7,931,836.00)    n/m    (8,294,822.00)    0.00    (8,294,822.00)    n/m    0.00

Income Tax Exp (Benefit)        48.00     0.00            (48.00)    n/m        25,761.00     0.00       (25,761.00)    n/m    0.00


Net Income (Loss)       (7,931,884.00)    0.00     (7,931,884.00)    n/m    (8,320,582.00)    0.00    (8,320,582.00)    n/m    0.00

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
MOBILE ENERGY SERVICES COMPANY, L.L.C.
ASSUMPTIONS TO OPERATING CASH REQUIREMENTS
FOR PERIOD 8/1/2002 To 12/31/2002


1)   Effective Date of the Plan of Reorganization will be December 31, 2002.

2) A fee of $112,500 per quarter will be paid to the new operator under the terms of the proposed contract. These payments will be made in March, June, September and December.

3) Natural gas prices for 2002 fuel costs are based upon projected gas costs for each month in $/MMBtu as shown below:

    August                    $ 3.75
    September                 $ 3.75
    October                   $ 3.75
    November                  $ 3.75
    December                  $ 3.75

4)   Interest rate on cash balances is assumed for the forecast period to be:
     1.50%

5)   Confirmation costs consist of the following:
                  Professional fee reserve            1,000,000
                  Pre-Petition Trade Claims             431,286
                                                   -------------

                                                     $ 1,431,286
                                                   =============

6) Amounts in the projected O&M costs include the following items in additional to normal O&M costs:

  Month             Item                 Amount
 ------------------------------------------------

 October      Cold Outage Costs          $250,000
 November     Cold Outage Costs           300,000
 December     Cold Outage Costs           250,000
 December     Property Tax Payments       550,000

Mobile Energy Services Company, L.L.C.
Projected Cash Flows
For the Five Months Ending December 31, 2002


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                                        Month Ending    Month Ending   Month Ending    Month Ending    Month Ending       Total
                                          08/31/02        09/30/02       10/31/02        11/30/02        12/31/02         Period
                                       --------------------------------------------------------------------------------------------

Beginning Cash Balance
   MESC                                $ 12,985,978    $ 13,303,066   $ 13,553,051    $ 13,590,849    $ 13,532,837    $ 12,985,978
   MESH                                   2,209,098       2,209,098      2,209,098       2,209,098       2,209,098       2,209,098
                                       --------------------------------------------------------------------------------------------
                       Total             15,195,076      15,512,164     15,762,149      15,799,947      15,741,935      15,195,076

Revenues Collected                        2,400,000       2,450,000      2,500,000       2,425,000       2,400,000      12,175,000
Interest Income                              16,232          16,629         16,941          16,989          16,916          83,707
Other Cash Receipts                                                                                                              -
Fuel Costs                                 (915,000)       (895,000)      (920,000)       (925,000)       (950,000)     (4,605,000)
O&M Costs                                  (909,144)     (1,021,644)    (1,184,144)     (1,250,000)     (1,750,000)     (6,114,932)
Operating Capex                            (125,000)       (150,000)      (175,000)       (175,000)       (175,000)       (800,000)
                                       --------------------------------------------------------------------------------------------
   Net Cash Flow from Operations            467,088         399,985        237,797          91,989        (458,084)        738,775

Bankruptcy Items
Professional fees                          (150,000)       (150,000)      (200,000)       (150,000)       (200,000)       (850,000)
   Confirmation expenses                          -               -              -               -      (1,431,286)     (1,431,286)
                                       --------------------------------------------------------------------------------------------
   Net Cash Flow after Bankruptcy costs     317,088         249,985         37,797         (58,011)     (2,089,370)     (1,542,511)

Reserve for Income Taxes                          -               -              -               -               -               -
                                       --------------------------------------------------------------------------------------------

   Net Cash Flow after Tax                  317,088         249,985         37,797         (58,011)     (2,089,370)     (1,542,511)

Ending Cash Balance
                                       --------------------------------------------------------------------------------------------
   MESC                                  13,303,066      13,553,051     13,590,849      13,532,837      11,443,467      11,443,467
MESH                                      2,209,098       2,209,098      2,209,098       2,209,098       2,209,098       2,209,098
                                       --------------------------------------------------------------------------------------------

Total                                  $ 15,512,164    $ 15,762,149   $ 15,799,947    $ 15,741,935    $ 13,652,565    $ 13,652,565
                                       ============================================================================================



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